Exhibit 10.4

IRREVOCABLE PROXY

For good and valuable consideration, receipt of which is hereby acknowledged,  VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens”), hereby appoints STEN Corporation, a Minnesota corporation (the “Proxy Holder”), with a mailing address at 10275 Wayzata Blvd., Suite 310, Minnetonka, Minnesota 55305, with full power of substitution and resubstitution, as attorney and proxy, to vote all of the shares of common stock of the Proxy Holder, now or in the future owned by Valens, but solely to the extent such shares are (i) issued to Valens for an exercise price equal to $0.01 per share (“Warrant Share”) under the Common Stock Purchase Warrant dated as of the date hereof (the “Warrant”) issued by the Proxy Holder to Valens or (ii) the Closing Shares (as defined in the Security Agreement referred to below) (together with the Warrant Shares, the “Shares”).

This proxy is irrevocable and coupled with an interest.  Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of the Warrant, this proxy shall automatically terminate (a) with respect to such sold or transferred Shares at the time of such sale and/or transfer or (b) with respect to all Warrant Shares in the case of an assignment in full of the Warrant or (c) with respect to such number of Warrant Shares as are underlying the portion of the Warrant assigned in the case of the assignment of a portion of the Warrant, at the time of such assignment, in each case, without any further action required by any person; provided, however, that this proxy shall not automatically terminate if such termination would cause any interest (including original issue discount) payable by any Company under the Obligations to a Person that is not a “United States person,” as defined in Section 7701(a)(30) of the Code, not to qualify as portfolio interest, within the meaning of Section 871(h)(2) or 881(c)(2) of the Code, as applicable, by reason of Section 871(h)(3) or 881(c)(3)(B) of the Code, as applicable, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement made as of November 23, 2007 (as the same may be amended, restated, extended or modified from time to time, the “Security Agreement”) by and among the Proxy Holder, STEN Credit Corporation, Stencor, Inc., EasyDrive Cars and Credit Corporation, LV Administrative Services, Inc., as Agent for the lenders from time to time party thereto, and certain parties listed on Exhibit A thereto.

Valens shall use its best efforts to forward to the Proxy Holder within two (2) business days following Valens’ receipt thereof, at the address for the Proxy Holder set forth above, copies of all materials received by Valens relating, in each case, to the solicitation of the vote of the shareholders of the Proxy Holder.

This proxy shall remain in effect with respect to the Shares during the period commencing on the date hereof and continuing until the earlier of (a) termination upon sale or other transfer of the Shares, in whole or in part, or the assignment of the Warrant as described above or (b) the indefeasible payment in full of all Obligations (as defined in the Security Agreement) owing by any Company (as defined in the Security Agreement) under and pursuant to the Security Agreement or any Ancillary Agreement (as defined in the Security Agreement).

Valens hereby covenants and agrees that, except for actions taken in furtherance of this proxy, the Security Agreement and any Ancillary Agreement, Valens (i) has not entered, and shall not enter at any time while this proxy remains in effect, into any voting agreement or voting trust with respect to the Shares, and (ii) has not granted, and shall not grant at any time while this proxy remains in effect, a proxy, consent or power of attorney with respect to the Shares.  During the term of this Agreement, Valens shall not take any action that would in any way restrict, limit or interfere with the performance of Valens’ obligations hereunder or the exercise and voting of the proxy by the Proxy Holder on a timely basis.

[INTENTIONAL END OF PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 23 day of November, 2007.

VALENS U.S. SPV I, LLC By:Valens Capital Management LLC, its Investment Manager

By: /s/ Patrick Regan Name: Patrick Regan Title:Authorized Signatory

ACKNOWLEDGED AND AGREED:

STEN CORPORATION

By: /s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer